EXHIBIT 10.7

                              CONSULTING AGREEMENT


      This Consulting Agreement is made and entered into by and between GK Intelligent Systems, Inc., a Delaware corporation, with its principal place of business located in Houston, Texas, and Rodney L. Norville, P.C., a Texas Professional Corporation.

1.    DEFINITIONS.

      1.1 The following terms shall have the following meanings:

            (a)   "Agreement" means this Consulting Agreement.

            (b) "Arbitration Program" means the terms and provisions of the Arbitration Program attached hereto as Exhibit A and incorporated herein for all purposes.

            (c) "Company" means GK Intelligent Systems, Inc., a Delaware corporation.

            (d) "Confidential Information" or "Trade Secrets" means any and all information or material proprietary to the Company or designated as confidential by the Company and not generally known by persons who are not consultants or employees of the Company, which Consultant develops or of which Consultant may obtain knowledge or access through or as a result of the Consultant's association with the Company, either in the future or during previous employment by the Company (including information and materials conceived, originated, discovered or developed in whole or in part by the Consultant at the request or for the benefit of the Company or while the Consultant was employed by the Company) and incudes, but is not limited to, the designs, manufacture, makeup, configuration, contents, applications, and programming of the Company's core products and technologies (SMART ONE Trainer and its derivatives, SMART ENTERPRISE, SMART SUPPORT, SMART PERFORM and/or CARNOT derived products and their successors and any other subsequent core businesses) as well as the following types of information and other information of a similar nature whether or not reduced to writing and whether or not expressly identified as confidential by the Company: applications and computer programs and related documentation, Company manuals and other training and technical materials; marketing concepts, techniques and plans; business plans and concepts, research and development, financial information pertaining to the Company; the Company's operating techniques and business practices and procedures; and all information regarding any special projects. "Confidential Information" also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential or proprietary information, whether or not owned or developed by the Company.

            (e) "Covenant Not to Compete" refers to the agreement and covenant of Consultant and Norville, individually not to engage in any of the Restricted Activities within the Restricted Area during the Restricted Period.

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            (f) "Consultant" means Rodney L. Norville, P.C.

            (g) "Effective Date" means September 15, 1998.

            (h) "Expiration Date" means September 15, 1999.

            (i) "Norville" means Rodney L. Norville, an individual, employed by Consultant.

            (j) "Parties" means GK Intelligent Systems, Inc. and Rodney L. Norville, P.C.

            (k) "Restricted Activities" refers to any act, effort or statement by Consultant or Norville, individually, directly or indirectly (as an employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity) that is in any manner whatsoever in competition with the core products and technologies of the Company, including SMART ONE Trainer and its derivatives, SMART ENTERPRISE, SMART SUPPORT, SMART PERFORM and/or CARNOT derived products and their successors and any other subsequent core businesses of the Company.

            (l) "Restricted Area" means North America.

            (m) "Restricted Period" means the Term of this Agreement and the three-year period immediately following the expiration or earlier termination of this Agreement.

            (n) "Term" means the period commencing on September 15, 1998, and ending on September 15, 1999.

            (o) "Termination Date" means the date of the written notice of termination of this Agreement or automatic termination, whichever occurs first.

      1.2 Singular and masculine forms of any nouns or pronouns shall embrace and be applied as the plural or as the feminine or neuter, as appropriate to the context, and vice versa.

2.    RECITALS.

      2.1 The Company desires to retain Consultant to perform certain services and Consultant desires to perform such services for the Company in accordance with the terms and conditions set forth herein.

      2.2 Norville is employed as president of Consultant and the parties contemplate that Norville, on behalf of Consultant, will perform all services contemplated by this Agreement. Norville is joining in this Agreement for the purposes of making and binding himself individually to the covenants regarding work product, confidentiality and competition contained in Sections 6, 7 and 8 of this Agreement, and without which agreements of Norville, individually, the Company would not enter into this Agreement. Norville acknowledges that the Company's agreement to retain Consultant under this Agreement, together with the sum of $10.00, the receipt of which is hereby acknowledged is good and sufficient consideration for his agreement to be bound individually to Sections 6, 7 and 8 of this Agreement.

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3.    AGREEMENT TO PROVIDE CONSULTING SERVICES.

      3.1 SERVICES. The Company hereby retains Consultant to perform such services as from time to time the Company may request, including but not limited to the following:

            (a) Advise and consult directly with employees of the Company designated by the Company's Board of Directors on matters concerning the Company's business and similar matters;

            (b)   Promotion of the Company's products and services;

            (c) Preparation of such reports as may be required by the Company; and

            (d) Performance of such other and further services as required by the Company, as may be assigned from time to time consistent with this Agreement.

            (e) All services performed by Consultant pursuant to this Agreement shall be performed by Norville, on behalf of Consultant.

      3.2 DEVOTION OF EFFORT. The Consultant shall exercise its best efforts in the performance of services and shall devote such time, attention, skill, and energy to the business of the Company and to the promotion of the Company's products and services as may be necessary to complete the tasks assigned by the Company and to otherwise work toward fulfilling the Company's overall goals. Consultant agrees to be available to provide consulting services upon the Company's request up to a maximum of 100 hours per month during the Term. The Consultant shall be free, during the Term to engage in other enterprises or business activities, subject to the obligations of Consultant and Norville, as set forth in Sections 7 and 8.

      3.3 STATUS AS INDEPENDENT CONTRACTOR. Consultant shall be deemed for all purposes to be an independent contractor. Norville is an employee of Consultant and not an employee of Company. Therefore, the Company shall not withhold any sums from the gross payment to be made to Consultant for social security or other federal, state, or local tax liabilities or contributions, and all withholdings, liabilities, and contributions shall be solely the responsibility of Consultant. Neither Norville nor any other employee of Consultant shall participate in any employee benefit program of the Company during the term of this Agreement.

4.    TERM.

      4.1 TERM. It is the understanding and agreement of the Parties that the retention of Consultant under this Agreement shall be for a period of one (1) year, commencing on September 15, 1998, and running through September 15, 1999, which period is defined in this Agreement as the Term. During the Term, the Company may not terminate this Agreement except for cause, including any of the following:

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            (a)   Consultant's failure to cause Norville to perform the services contemplated under this Agreement;

            (b) The engagement in fraud, embezzlement, or other theft or conversion of property or money of the Company or other defalcation in connection with or arising out of services performed pursuant to this Agreement by any employee or agent of Consultant;

            (c) Attempts by Consultant to employ or solicit for employment any employee or consultant of the Company or to terminate employment or consulting services with the Company, or to reduce or discontinue any such services to the Company, without the written consent of the Company;

            (d) Attempts by Consultant to induce or encourage any person or entity with whom the Company does business or has a contractual relationship to discontinue any such patronage or services or to violate or breach any provision of a contract between such person or entity and the Company;

            (e) Engagement by Consultant or any employee or agent of Consultant in any act or practice in connection with any services provided under this Agreement that could constitute violation of any law or regulation;

            (f) Consultant's failure to comply with any court or administrative order governing the conduct of the Company; and

            (g) Violation of Sections 7 or 8 or any other material provision of this Agreement or any other agreement with the Company by Consultant or Norville;

5.    COMPENSATION.

      5.1 CONSULTING PAYMENTS. As compensation for the services to be rendered hereunder, the Company shall pay Consultant the sum of $7,500 per month for consulting services while this Agreement is in effect. This amount shall be paid on the 15th day of each month commencing October 15, 1998 and continuing on the 15th day of each month until expiration or earlier termination of this Agreement. If this Agreement is terminated for any of the reasons described in
Section 4.1, the Company shall have no further payment obligations to Consultant.

      5.2 EXPENSES REIMBURSED. During the Term of this Agreement, Consultant shall be reimbursed for its reasonable expenses incurred in the performance of the consulting services in accordance with general policy of the Company, as adopted by the Board of Directors from time to time.

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      5.3 INABILITY TO PERFORM SERVICES. If Norville is unable to perform the duties contemplated under this Agreement on behalf of Consultant by reason of illness or incapacity of any kind for a period of more than six (6) months, the consulting payments to Consultant may be reduced or terminated by the Company at its absolute discretion.

6.    OWNERSHIP OF WORK PRODUCT.

      6.1 PROPERTY OF THE COMPANY. All intellectual property, including, but not limited to, all ideas and concepts contained in computer programs and software, documentation or other literature or illustrations that are conceived, developed, written, or contributed by Consultant or Norville pursuant to this Agreement, either individually or in collaboration with others, shall belong to and be the sole property of the Company.

      6.2 WORKS MADE FOR HIRE. Consultant agrees that all rights in all works prepared or performed by Consultant pursuant to this Agreement, including patent rights and copyrights applicable to any of the intellectual property described in subsection 6.1 shall belong exclusively to the Company and shall constitute "works made for hire" for purposes of copyright law.

      6.3 PROPERTY OF CONSULTANT. The provisions of subsection 6.2 shall not be construed to assign to the Company any of Consultant's rights in any invention for which no equipment, supplies, facilities, or trade secret information of the Company was used or that does not result from any work performed by Consultant for the Company.

7.    CONFIDENTIAL INFORMATION AND TRADE SECRETS.

      7.1 COMPANY'S DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION TO CONSULTANT. The Company and Consultant recognize and agree that by virtue of the Consultant's association with the Company, Consultant and Norville will receive some or all of the following: training and knowledge in the form of instruction in the business, of the Company; contact with, knowledge of, and relationships with, actual or potential clients, customers, purchasers, marketers and distributors of the Company's products and services, or their consultants, agents or representatives; contact with, and information about, the Company's research and development, technology, products, services, procedures and standards; and other information and data regarding existing or potential products, services, projects, research and development and business plans of the Company.

      7.2 RETURN OF CONFIDENTIAL AND PROPRIETARY MATERIALS. The Parties acknowledge that through Norville's prior employment with the Company and ongoing association with the Company as an employee of Consultant, both Norville and Consultant have become familiar with the Trade Secrets and other confidential and proprietary information of the Company and, pursuant to this Agreement, will continue to gain knowledge of and become more familiar with such information as well as additional confidential data and information. Consultant and Norville acknowledge that all notes, data, forms, reference and training materials, memoranda, computer print-outs and other documentation and records in any way incorporating or reflecting any Confidential Information or Trade Secrets shall belong exclusively to the Company and Consultant and Norville agree to promptly deliver such materials and all copies thereof to Company on the termination of this Agreement howsoever occurring, or at an earlier time upon request of the Company. Consultant further agrees to provide an inventory of all such material upon termination of this Agreement and at such other times as the Company may request.

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      7.3 NON-DISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION. Consultant
and Norville agree during the Term of this Agreement and thereafter to hold in confidence and not to use for their own benefit, directly or indirectly, or for the benefit of any other person or entity (except the Company) any Confidential Information or Trade Secrets or to reveal, report, publish, copy, duplicate, disclose, convey or transfer any Confidential Information or Trade Secrets to any other person or entity, or otherwise utilize any Confidential Information or Trade Secrets for any purpose, except in the course of his work for and on behalf of the Company. Consultant also agrees that during the Term of this Agreement, it will cause its employees, agents and representatives to abide by the rules, guidelines, policies and procedures relating to confidential and proprietary information implemented and/or amended from time to time by the Company and its management.

      7.4 PROTECTION OF CONFIDENTIAL AND PROPRIETARY MATERIALS. Consultant agrees to cause its employees, agents and representatives to take all precautions necessary to preclude the dissemination and/or disclosure of the Company's Trade Secrets and Confidential Information and to restrict use of it so that such information will not be disclosed or made accessible to any person or entity not employed by or affiliated with the Company. Consultant and Norville agree that this obligation of strict confidentiality and non-disclosure shall survive termination of this Agreement with the Company and shall continue in full force and effect notwithstanding the termination of this Agreement.

      7.5 INJUNCTIVE RELIEF FOR BREACH OF COVENANTS. Consultant and Norville acknowledge that any breach of or threatened breach of the covenants contained in this Section 7 would cause the Company irreparable harm and that money damages would not provide an adequate remedy to the Company for any such breach. Because of the unique nature of the Confidential Information and Trade Secrets to which Consultant shall have access, and because of the inadequacy of monetary awards for breaches of the obligations as set forth in this section, if Consultant fails to comply with any such obligations, or in the event of breach or threatened breach of any of the provisions herein, the Company, in addition to any other remedies available to it at law or in equity, shall be entitled to immediate injunctive relief against Consultant and Norville to enforce the provisions of this section, and shall be entitled to recover from Consultant and Norville the Company's reasonable attorney's fees and other expenses incurred in connection with such proceedings.

8.    NON-COMPETITION.

      8.1 COMPANY'S INTEREST IN PROTECTING BUSINESS. Consultant acknowledges that the Company has a vital business interest in protecting the Confidential Information and Trade Secrets as well as its goodwill, business contacts and relationships and the business it plans to develop with and through the Consultant. Further, Consultant acknowledges that such business interests on the part of the Company give rise to the Company's desire to restrain Consultant from competing with the Company for a reasonable period of time and within reasonable geographic limits after the Termination Date. Therefore, Consultant hereby enters into this Covenant Not to Compete with the Company in consideration of the Company's agreement to retain Consultant for the Term, and its agreement to disclose its Confidential Information and Trade Secrets to Consultant during the term of Consultant's association with the Company.

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
      8.2   CONSULTANT'S COVENANT NOT TO COMPETE.

      (a) In consideration of the foregoing, Consultant and Norville agree that during the Restricted Period, neither Consultant nor Norville will, directly or indirectly, as an officer, director, shareholder, proprietor, agent, partner, joint venturer, recruiter, consultant, employee, or in any other individual or representative capacity engage in any of the Restricted Activities within the Restricted Area. Consultant and Norville further covenant and agree that during the Restricted Period they will not, either on their own behalf or for or on behalf of another, contact for the purpose of competing with the Company, any customer or client to whom the Company sold or offered for sale any products or services during Norville's previous employment with the Company or at any time during the term of this Agreement.

      8.3   COVENANT NOT TO RECRUIT COMPANY'S EMPLOYEES.

      (a) Consultant and Norville agree that during the Restricted Period, they will not recruit or participate, directly or indirectly, in the recruitment of any of the Company's employees on its own account or for or on behalf of any competitor of the Company, nor seek to recruit any employee of the Company for any purpose without the Company's knowledge and written consent.

      8.4   INJUNCTIVE RELIEF FOR BREACH OF COVENANT NOT TO COMPETE.

      (a) Consultant and Norville recognize and agree that the Company's enforcement of the Covenant Not to Compete shall be necessary to prevent irreparable harm and damage to the business of the Company and that the limitations as to time, geographical area and scope of activity to be restrained are reasonable and do not impose a greater restraint on Consultant or Norville than is necessary to protect the goodwill and other business interests of the Company.

      (b) Because of the unique nature of the special training and knowledge received by the Consultant and Norville from the Company and because of the inadequacy of monetary awards for breach of the obligations contained in this
Section 8, if Consultant or Norville fails to comply with any such obligations or in the event of a breach or threatened breach of any of the provisions herein, the Company in addition to any other remedies available to it at law or in equity, shall be entitled to immediate injunctive relief to enforce the provisions of this Section 8 and shall be entitled to recover from Consultant and Norville reasonable attorney's fees and other expenses incurred by the Company in connection with such proceedings.

      8.5 MODIFICATION OF COVENANT NOT TO COMPETE. In the event any of the provisions of this Agreement should ever be deemed or adjudged by a court of competent jurisdiction to exceed the applicable legal limitations, then such provisions shall be reformed to the maximum time, geographic or other limitations permitted by applicable law, it being the Parties' intention to permit the reviewing court to modify this Agreement to the extent necessary to cure any such invalidity or unenforceability.

      8.6 AGREEMENT ANCILLARY TO OTHER AGREEMENTS. The Covenant Not to Compete set forth in this Section 8 is ancillary to and part of other agreements between the Company and the Consultant, including (i) the agreement set forth in Section 4 for the Company to engage Consultant for at least the Initial Term; and (ii) the agreement set forth in Section 7 pursuant to which the Company agrees to disclose certain confidential and proprietary information to Consultant during the term of this Agreement. Furthermore, the Parties acknowledge that the Company's agreement to retain Consultant for a set term, and to disclose to Consultant its Confidential Information and Trade Secrets, gives rise to the Company's interest in restraining Consultant from competing with the Company after termination of this Agreement.

9.    NO INDEPENDENT OBLIGATION CREATED.

      Consultant specifically recognizes and agrees that this Agreement shall not be construed as creating or evidencing any separate or independent obligation of the Company to train Consultant for any specified period of time or to assign to Consultant any particular duties or responsibilities. Nothing in this Agreement limits the Company's right to terminate this Agreement for cause during the Initial Term.

10.   TERMINATION.

      10.1  TERMINATION WITHOUT CAUSE.

      (a) During the Term, the Company may not terminate this Agreement without cause.

      (b) Consultant may terminate this Agreement at any time by giving ten (10) days written notice to the Company at the address indicated in this Agreement or at such other address as the Company may hereafter provide to Consultant. Upon termination of this Agreement, the Company shall have no further obligations to Consultant.

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      10.2  TERMINATION FOR CAUSE.

      (a) At any time, with or without advance notice, the Company may terminate this Agreement for cause, including but not limited to any of the reasons listed in Section 4.1.

      (b) In the event of termination of this Agreement for cause, the Company shall not be required to make, and Consultant shall not be entitled to receive, any consulting payments, as set forth in Section 5.1, subsequent to the act for which termination occurs.

      10.3 NOTICE OF TERMINATION

      Notice of termination by either party shall be effective upon delivery.

11.   SPECIAL AGREEMENTS OF CONSULTANT.

      11.1 Consultant represents and warrants that it is a valid professional corporation, formed and existing under the laws of the State of Texas.

      11.2 Consultant agrees to shall perform all services contemplated by this Agreement in accordance with all applicable laws, rules, regulations and professional codes of ethics.

      11.3 Consultant shall take all steps necessary for the reporting, withholding, and payment of any income or other taxes of Consultant arising out of this Agreement, if required by law and for the reporting, withholding and payment as an employer of any income taxes attributable to the employees of Consultant (including Norville), if any, which arise out of this Agreement. Consultant shall be responsible for any and all compensation which is paid to the employees of Consultant (including Norville) and for all expenses incurred by the Consultant in connection with services performed by Consultant on behalf of Company that are not reimbursable pursuant to Section 5.2 of this Agreement.

12.   BINDING ARBITRATION.

      The Parties agree to be bound by the terms and provisions of the Arbitration Program pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of either party, subject only to the specific exceptions set forth in the Arbitration Program.

13.   INVALIDITY.

      Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision; rather, this Agreement shall be reformed, construed, and enforced in any such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein, and a new, enforceable provision shall be substituted which accomplishes the intent of the invalid, illegal, or unenforceable provision as nearly as practicable.

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14.   ASSIGNABILITY.

      Neither this Agreement nor any of the duties or obligations hereunder shall be assignable by Consultant without the prior written consent of the Company. The rights and obligations of the Company shall inure to the benefit of and shall be binding upon any successors and assigns of the Company.

15.   SURVIVAL OF CERTAIN CLAUSES.

      Consultant specifically recognizes and agrees that the agreements and covenants set out in Section 7 which relate to Confidential Information and Trade Secrets, and in Section 8 which relate to the Consultant's Covenant Not To Compete are continuing and ongoing obligations which extend beyond the Expiration Date. Consultant acknowledges that all such agreements shall survive the termination of his Agreement for any reason whatsoever and shall be binding on Consultant and Consultant's successors and assigns and shall continue in full force and effect notwithstanding termination of this Agreement.

16.   SEVERABILITY OF AGREEMENT.

      The provisions of this Agreement shall be severable. If any provision of this Agreement is adjudicated unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

17.   NOTICES.

      Written notices required or permitted by the provisions of this Agreement shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed as follows:

      IF TO CONSULTANT:

      Rodney L. Norville, P.C.
      5135 Longmont Drive
      Houston, Texas 77056

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      IF TO THE COMPANY:

      GK Intelligent Systems, Inc.
      5555 San Felipe, Suite 625
      Houston, Texas 77056

      Attention: General Counsel

or to such other address as either party may hereafter furnish to the other in writing.

18.   NONWAIVER OF SUBSEQUENT BREACH.

      The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

19.   WRITTEN AMENDMENT.

      No amendment, modification, extension or renewal of this Agreement shall be deemed effective unless or until executed in writing by the Parties with the same formality attending execution of this Agreement.

20.   CHOICE OF LAW.

      THIS CONSULTING AGREEMENT SHALL GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS AGREEMENT HAS BEEN ENTERED INTO IN WHOLE OR IN PART IN HARRIS COUNTY, TEXAS, AND SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES ARISING UNDER OR PERTAINING TO THIS AGREEMENT (AND NOT SUBJECT TO ARBITRATION), AND VENUE IN ANY SUCH DISPUTE SHALL BE IN HARRIS COUNTY, TEXAS. IN THE EVENT THE PERSONAL SERVICE CANNOT BE OTHERWISE OBTAINED WITH RESPECT TO SUCH LITIGATION, CONSULTANT AND THE COMPANY EACH HEREBY APPOINTS THE SECRETARY OF STATE FOR THE STATE OF TEXAS AS ITS AGENT FOR SERVICE OF PROCESS.

21.   ENTIRE AGREEMENT.

      THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THIS AGREEMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

22.   MULTIPLE COUNTERPARTS.


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      This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all copies shall constitute but one and the same Agreement.


      EXECUTED ON THE DATE(S) SET FORTH BELOW:

                                    GK INTELLIGENT SYSTEMS, INC.

                                    ______________________________________
                                    Gary F. Kimmons
                                    President and Chief Executive Officer


                                    RODNEY L. NORVILLE, P.C.


                                    ______________________________________
                                    Rodney L. Norville
                                    President


                                    ______________________________________
                                    Rodney L. Norville,
                                    Individually


STATE OF TEXAS          ss.
                        ss.
COUNTY OF HARRIS        ss.

            This instrument was acknowledged before me this ______ day of September, 1998, by Gary F. Kimmons, as President and Chief Executive Officer of GK Intelligent Systems, Inc., on behalf of said corporation.



                                    ______________________________________
                                    Notary Public
                                    My commission expires ________________


                                       12
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STATE OF TEXAS          ss.
                        ss.
COUNTY OF HARRIS        ss.

            This instrument was acknowledged before me this ______ day of September, 1998, by Rodney L. Norville, as President of Rodney L. Norville, P.C., on behalf of said corporation.



                                    ______________________________________
                                    Notary Public
                                    My commission expires ________________




STATE OF TEXAS          ss.
                        ss.
COUNTY OF HARRIS        ss.

            This instrument was acknowledged before me this ______ day of September, 1998, by Rodney L. Norville, as his individual act and deed.



                                    ______________________________________
                                    Notary Public
                                    My commission expires ________________


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                                    EXHIBIT A


                               ARBITRATION PROGRAM


      1. BINDING ARBITRATION. Upon the demand of either party, whether made before or after the institution of any judicial proceeding, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this Arbitration Program. A "Dispute" shall include any action, dispute, claim, or controversy of any kind (E.G., whether in contract or in tort, statutory or common law, legal or equitable, or otherwise), now existing or hereafter arising between the Parties in any way arising out of, pertaining to or in connection with (1) any agreement, document or instrument to which this Arbitration Program is attached or in which it is referred to or any related agreements, documents, or instruments (the "Documents"), (2) any past, present or future incidents, omissions, acts, errors, practices, or occurrences causing injury to either party whereby the other party or its agents, consultants or representatives may be liable, in whole or in part, or (3) any other aspect of the past, present, or future relationships of the Parties including any agency, independent contractor or employment relationship but excluding claims for workers' compensation and unemployment benefits ("Relationship"). Any party to this Arbitration Program may, by summary proceedings (E.G., a plea in abatement or motion to stay further proceedings), bring any action in court to compel arbitration of any Disputes. Any party who fails or refuses to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses incurred by the opposing party in compelling arbitration of any Dispute. The Parties agree that by engaging in activities with or involving each other as described above, they are participating in transactions involving interstate commerce.

      2 GOVERNING RULES. All Disputes between the Parties submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following order of priority: (1) the terms of this Arbitration Program, (2) the Commercial Arbitration Rules of the AAA, (3) the Federal Arbitration Act (Title 9 of the United States Code) and (4) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. The validity and enforceability of this Arbitration Program shall be determined in accordance with this same order of priority. In the event of any inconsistency between this Arbitration Program and such rules and statutes, this Arbitration Program shall control. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction.


      3 NO WAIVER; PRESERVATION OF REMEDIES: MULTIPLE PARTIES. No provision of, nor the exercise of any rights under, this Arbitration Program shall limit the right of the Company, during any Dispute, to seek, use, or employ ancillary or preliminary judicial remedies, including the institution of activities for temporary restraining orders or temporary or permanent injunctions or other equitable relief for the purpose of enforcing the non-competition covenant, the confidentiality agreements or to protect itself from other irreparable harm and any such action shall not be deemed an election of remedies. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies shall not constitute a waiver of the right of either party to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof.

      4 STATUTE OF LIMITATIONS. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this Arbitration Program.

      5 ARBITRATOR POWERS AND QUALIFICATIONS: AWARDS; MODIFICATION OR VACATION OF AWARD. Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive law. Any arbitrator selected shall be required to be a practicing attorney licensed to practice law in the State of Texas and shall be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the Dispute. With respect to a Dispute in which the claims or amounts in controversy do not exceed $500,000.00, a single arbitrator shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $500,000.00, including costs, fees, expenses and all other damages of any kind. A Dispute involving claims or amounts in controversy exceeding $500,000.00, shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), the determination of any two of the three arbitrators constituting the determination of the Arbitration Panel, provided, however, that all three Arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of this Arbitration Program and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required to make specific, written findings of fact and conclusions of law, and in such proceedings before an Arbitration Panel only, the Parties shall have the additional right to seek vacation or modification of any award of an Arbitration Panel that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to a federal or state court of appeals, following the entry of judgment on the award in federal or state district court, as appropriate. For these purposes, the award and judgment entered by the federal or state district court shall be considered to be the same as the award and judgment of the Arbitration Panel. All requirements applicable to appeals from any federal or state district court judgment shall be applicable to appeals from judgments entered on decisions rendered by Arbitration Panels. The appellate courts shall have the power and authority to vacate or modify an award based upon a determination that there has been an incorrect or erroneous ruling of law. The appellate court shall also have the power to reverse and/or remand the decision of an Arbitration Panel. Subject to the foregoing, the determination of an Arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law.

      6 DISCOVERY AND PRETRIAL MATTERS. Discovery and pretrial motions shall be governed by the Texas Rules of Civil Procedure. Arbitrators shall rule on all discovery disputes and other pretrial matters within twenty (20) days of submission unless otherwise agreed by the Parties.


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
      7 COSTS, ATTORNEYS' FEES AND OTHER EXPENSES. To the extent permitted by applicable law, Arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, and arbitrators' fees) to the prevailing party.

      8 CONFIDENTIALITY. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the Parties or by applicable law or regulation.

      9 OTHER MATTERS AND MISCELLANEOUS. To the maximum extent practicable, the AAA, the Arbitrator (or the Arbitration Panel, as appropriate) and the Parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings hereunder shall be conducted in Houston, Texas, unless otherwise agreed by the Parties. Arbitrators shall be empowered to impose sanctions and to take such other actions as they deem necessary to the same extent a court could pursuant to the Texas Rules of Civil Procedure and applicable law. This Arbitration Program, together with the Consulting Agreement to which it is appended, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Program shall survive any termination, amendment, or expiration of the Consulting Agreement, unless the Parties otherwise expressly agree in writing. This Arbitration Program may be amended, changed, or modified only by the express provisions of a writing which specifically refers to this Arbitration Program and which is signed by both Parties. If any term, covenant, condition or provision of this Arbitration Program is found to be unlawful, invalid or unenforceable, such illegality, or invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Arbitration Program, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the illegal, invalid or unenforceable part had not been included.


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